77Q1(d)
ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
LORD ABBETT GLOBAL FUND, INC.

       LORD ABBETT GLOBAL FUND, INC.
(hereinafter called the "Corporation"), a Maryland
corporation having its principal office c/o The
Prentice-Hall Corporation System, 7 St. Paul Street,
Suite 1660, Baltimore, Maryland 21202, hereby
certifies to the State Department of Assessments
and Taxation of Maryland, that:
       FIRST:  The Corporation presently has
authority to issue 2,845,000,000 shares of capital
stock, of the par value $.001 each, having an
aggregate par value of $2,845,000. The Board of
Directors has previously classified and designated
the Corporation's shares as follows:
Lord Abbett Emerging Markets Corporate Debt
Fund
Class A	 350,000,000 shares
Class C	  85,000,000 shares
Class F	  85,000,000 shares
Class I	  85,000,000 shares
Class R2  15,000,000 shares
Class R3  15,000,000 shares
Class R4  15,000,000 shares
Class R5  15,000,000 shares
Class R6  15,000,000 shares
Lord Abbett Emerging Markets Currency Fund
Class A	 415,000,000 shares
Class B	  30,000,000 shares
Class C	 100,000,000 shares
Class F	 100,000,000 shares
Class I	 100,000,000 shares
Class P	  20,000,000 shares
Class R2  20,000,000 shares
Class R3  20,000,000 shares
Class R4  20,000,000 shares
Class R5  20,000,000 shares
Class R6  20,000,000 shares
Lord Abbett Emerging Markets Local Bond Fund
Class A	 350,000,000 shares
Class C	  85,000,000 shares
Class F	  85,000,000 shares
Class I	  85,000,000 shares
Class R2  15,000,000 shares
Class R3  15,000,000 shares
Class R4  15,000,000 shares
Class R5  15,000,000 shares
Class R6  15,000,000 shares
Lord Abbett Multi-Asset Global Opportunity Fund
Class A	 430,000,000 shares
Class B	  15,000,000 shares
Class C	  20,000,000 shares
Class F	  20,000,000 shares
Class I	  15,000,000 shares
Class P	  20,000,000 shares
Class R2  20,000,000 shares
Class R3  20,000,000 shares
Class R4  20,000,000 shares
Class R5  20,000,000 shares
Class R6  20,000,000 shares
      SECOND:  In accordance with  2-105(c)
of the Maryland General Corporation Law, the total
number of shares of capital stock that the
Corporation shall have the authority to issue is
hereby increased to 3,145,000,000, of the par value
$.001 each, having an aggregate par value of
$3,145,000.
      THIRD: Pursuant to the authority of the
Board of Directors to classify and reclassify
unissued shares of stock of the Corporation and to
classify a series into one or more classes of such
series, the Board of Directors hereby classifies the
300,000,000 newly authorized but unclassified and
unissued shares as follows:
Lord Abbett Emerging Markets Corporate Debt
Fund
Class I	100,000,000 shares

Lord Abbett Emerging Markets Currency Fund
      Class I	100,000,000 shares

Lord Abbett Emerging Markets Local Bond Fund
      Class I	100,000,000 shares
       FOURTH:  Subject to the power of the
Board of Directors to classify and reclassify
unissued shares, all shares of the Corporation
hereby classified as specified in Article Third above
shall be invested in the same investment portfolio of
the Corporation and shall have the preferences,
conversion or other rights, voting powers,
restrictions, limitations as to dividends,
qualifications, and terms and conditions of
redemption set forth in Article V of the Articles of
Incorporation of the Corporation (hereafter called
the "Articles") and shall be subject to all other
provisions of the Articles relating to stock of the
Corporation generally.
       FIFTH:  Following the increase in
authorized shares as specified in Article Second
above and the classification of authorized by
unclassified and unissued shares as specified in
Article Third above, the Corporation has authority
to issue 3,145,000,000 shares of capital stock, of the
par value $.001 each, having an aggregate par value
of $3,145,000.  The authorized shares of the
Corporation are classified and designated as
follows:
Lord Abbett Emerging Markets Corporate Debt
Fund
Class A	 350,000,000 shares
Class C	  85,000,000 shares
Class F	  85,000,000 shares
Class I	 185,000,000 shares
Class R2  15,000,000 shares
Class R3  15,000,000 shares
Class R4  15,000,000 shares
Class R5  15,000,000 shares
Class R6  15,000,000 shares
Lord Abbett Emerging Markets Currency Fund
Class A	 415,000,000 shares
Class B	  30,000,000 shares
Class C	 100,000,000 shares
Class F	 100,000,000 shares
Class I	 200,000,000 shares
Class P	  20,000,000 shares
Class R2  20,000,000 shares
Class R3  20,000,000 shares
Class R4  20,000,000 shares
Class R5  20,000,000 shares
Class R6  20,000,000 shares
Lord Abbett Emerging Markets Local Bond Fund
Class A	 350,000,000 shares
Class C	  85,000,000 shares
Class F	  85,000,000 shares
Class I	 185,000,000 shares
Class R2  15,000,000 shares
Class R3  15,000,000 shares
Class R4  15,000,000 shares
Class R5  15,000,000 shares
Class R6  15,000,000 shares
Lord Abbett Multi-Asset Global Opportunity Fund
Class A	 430,000,000 shares
Class B	  15,000,000 shares
Class C	  20,000,000 shares
Class F	  20,000,000 shares
Class I	  15,000,000 shares
Class P	  20,000,000 shares
Class R2  20,000,000 shares
Class R3  20,000,000 shares
Class R4  20,000,000 shares
Class R5  20,000,000 shares
Class R6  20,000,000 shares
       SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.
The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with 2-105(c) of the Maryland General
Corporation Law. The shares of stock of the Corporation hereby classified as specified in Article
Third above have been duly classified by the Board of Directors under the authority contained in the Articles.
       SEVENTH:  Pursuant to 2-208.1(d)(2) of
the Maryland General Corporation Law, the
Articles Supplementary to the Articles set forth herein shall become effective on the date the Articles Supplementary are accepted for record by the State Department of Assessments and Taxation of Maryland.
       IN WITNESS WHEREOF, the
Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on April 24, 2015.

LORD ABBETT GLOBAL FUND, INC.

By: /s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary


WITNESS:
/s/ Brooke A. Fapohunda
Brooke A. Fapohunda
Vice President and Assistant Secretary


THE UNDERSIGNED, Vice President and
Secretary of LORD ABBETT GLOBAL FUND,
INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary